Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A (Amendment No. 2) of CannaSys, Inc. of our report dated March 30, 2015, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
 October 26, 2016